UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 25, 2019

Date of Report

Umatrin Holding Ltd.
(Exact name of registrant as specified in its charter)

Delaware	333-211289	87-081423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Madison Avenue, 3rd Floor, PMB #3050

New York, NY 10017

(Address of principal executive offices and zip code)

(866)-874-4888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Umatrin Holding Ltd. (the “Company”), deeply regrets to announce that Dato’ Dr. William Lee Wun Loong, the Vice President and Director of the Company, passed away on October 26, 2018.

On January 1, 2019, the Board of Directors (the “Board”) of the Company appointed Dato’ Zakaria Bin Abdul Rahman to fill the vacancy left by Dato’ Dr. William Lee Wun Loong’s passing and serve as the Vice President of the Company. For his service as a Vice President, Dato’ Zakaria Bin Abdul Rahman will receive annual compensation of MYR 1,000.00, effective January 1, 2019 until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified, or until her earlier death, resignation or removal.

Dato’ Zakaria Bin Abdul Rahman, age 56, is currently serve as the Vice President of myPPP Malaysia and Vice President of Putrajaya Football Club. He has been awarded the royal awards of Pingat Jasa Negara (PJN), Johan Setia Mahkota (JSM) and Anugerah Setia Negara (ASN). His experience including working as the Chairman of Cempaka Helicopter Corporation Sdn Bhd, the Executive Chairman of KN Furniture Manufacture (M)Sdn Bhd, the Chairman of Oxford United Sdn Bhd, the Chairman of SNZ Heritage Sdn Bhd, the Chairman of Tiara Astana Sdn Bhd and the Chairman of Tiara Cattle Sdn Bhd.

Dato’ Zakaria Bin Abdul Rahman is not a family member of any executive officer, director or person nominated to become a director or officer of the Company.

On November 8, 2018, Dato’ Osmanthus Ang Kui Hwa tendered his resignation as a Director of the Company, effective immediately. Dato’ Osmanthus Ang Kui Hwa’s resignation from the Board is not the result of any disagreement with the Company’s operations, policies or procedures. The resignation of Dato’ Osmanthus Ang Kui Hwa has been approved by the Board of the Company.

On January 1, 2019, the Board of the Company appointed Choy Chee Hong as the new Director of the Company. For his service as a Director, Choy Chee Hong will receive annual compensation of MYR 1,000.00, effective January 1, 2019 until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified, or until her earlier death, resignation or removal.

Choy Chee Hong, age 45, has extensive experience in marketing and promoting Health and Beauty Products. His personal sales achievements reached USD5,000,000 per annum and group sales achievements reached USD50,000,000 per annum. He had been working as the Diamond Speaker of Al-Ihsan Sdn Bhd from 2011 to June, 2019.

Choy Chee Hong is not a family member of any executive officer, director or person nominated to become a director or officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Umatrin Holding Ltd.

Date: November 25, 2019	By:	/s/ Dato’ Sri Warren Eu Hin Chai
Name: Dato’ Sri Warren Eu Hin Chai
Title: President, Chief Executive Officer and Chief Financial Officer

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